Exhibit 28(d)(xxxv)
SUBADVISORY AGREEMENT

               This SUBADVISORY
AGREEMENT is dated as of March 29, 2010 by
and between SUNAMERICA ASSET
MANAGEMENT CORP., a Delaware corporation
(the Adviser), and PINEBRIDGE
INVESTMENTS, LLC, a Delaware limited
liability company (the Subadviser).
WITNESSETH:
        WHEREAS, the Adviser and Seasons
Series Trust, a Massachusetts business trust
(SST), have entered into an Investment Advisory
and Management Agreement dated as of January 1,
1999, as amended from time to time (the SST
Advisory Agreement), pursuant to which the
Adviser has agreed to provide investment
management, advisory and administrative services
to SST; and pursuant to it which the Adviser may
delegate one or more of its duties to a subadviser
pursuant to a written subadvisory agreement; and
        WHEREAS, the Adviser and SunAmerica
Series Trust, a Massachusetts business trust
(SAST, and collectively with SST, the Trusts),
have entered into an Investment Advisory and
Management Agreement dated as of January 1,
1999, as amended from time to time (the SAST
Advisory Agreement, and collectively with the
SST Advisory Agreement, the Advisory
Agreements), pursuant to which the Adviser has
agreed to provide investment management, advisory
and administrative services to SAST; and pursuant
to it which the Adviser may delegate one or more of
its duties to a subadviser pursuant to a written
subadvisory agreement; and
        WHEREAS, the Trusts are registered under
the Investment Company Act of 1940, as amended
(the Act), as open-end management investment
companies and may issue shares of beneficial
interest ( par value $.01 per share in the case of
SST), in separately designated portfolios
representing separate funds with their own
investment objectives, policies and purposes; and
        WHEREAS, the Subadviser is engaged in
the business of rendering investment advisory
services and is registered as an investment adviser
under the Investment Advisers Act of 1940, as
amended; and
        WHEREAS, the Adviser desires to retain
the Subadviser to furnish investment advisory
services to the investment portfolio or portfolios of
the Trusts listed on Schedule A attached hereto (the
Portfolio(s)), and the Subadviser is willing to
furnish such services;
        NOW, THEREFORE, it is hereby agreed
between the parties hereto as follows:
       1.	Duties of the Subadviser.  (a) The
Adviser hereby engages the services of the
Subadviser in furtherance of its Advisory
Agreements with the Trusts.  Pursuant to this
Subadvisory Agreement and subject to the oversight
and review of the Adviser, the Subadviser will
manage the investment and reinvestment of a
portion of the assets of each Portfolio listed on
Schedule A attached hereto.  The Subadviser will
determine, in its discretion and subject to the
oversight and review of the Adviser, the securities
and other investments to be purchased or sold, will
provide the Adviser with records concerning its
activities which the Adviser or the Trusts are
required to maintain, and will render regular reports
to the Adviser and to officers and Trustees of the
Trusts concerning its discharge of the foregoing
responsibilities.  The Subadviser shall discharge the
foregoing responsibilities subject to the control of
the officers and the Trustees of the Trusts and in
compliance with such policies as the Trustees of the
Trusts may from time to time establish and
communicate to the Subadviser, and in compliance
with (a) the objectives, policies, and limitations for
the Portfolio(s) set forth in the Trusts current
prospectus and statement of additional information
as provided to the Subadviser, and (b) applicable
laws and regulations.
               The Subadviser represents and
warrants to the Adviser that the portion of assets
allocated to it of each of the Portfolios set forth in
Schedule A will at all times be operated and
managed (1) in compliance with all applicable
federal and state laws governing its operations and
investments; (2) so as not to jeopardize either the
treatment of the variable annuity contracts which
offer the Portfolio(s) (the Contracts) as annuity
contracts for purposes of the Internal Revenue Code
of 1986, as amended (the Code), or the eligibility
of the Contracts to qualify for sale to the public in
any state where they may otherwise be sold; and (3)
to minimize any taxes and/or penalties payable by
the Trusts or such Portfolio.  Without limiting the
foregoing, and subject to Section 9(c) hereof, the
Subadviser represents and warrants to the Adviser
that all of, or to the extent applicable the portion of,
the assets which it manages of the Portfolio(s) set
forth in Schedule A will at all times be operated and
managed in compliance with (a) all applicable
federal and state laws, including securities,
commodities and banking laws, governing its
operations and investments; (b) applicable
provisions of Subchapter M, chapter 1 of the Code
(Subchapter M) for each Portfolio to be treated as
a regulated investment company under
Subchapter M; (c) the diversification requirements
specified in the Internal Revenue Services
regulations under Section 817(h) of the Code so as
not to jeopardize the treatment of the variable
annuity contracts that offer the Portfolios as annuity
contracts for purposes of the Code; (d) the
distribution requirements necessary to avoid
payment of any excise tax pursuant to Section 4982
of the Code; (e) the provisions of the 1940 Act and
rules adopted thereunder; (f) the objectives,
policies, restrictions and limitations for the
Portfolios as set forth in the Portfolios current
prospectus and statement of additional information
as most recently provided by the Adviser to the
Subadviser; and (g) the policies and procedures as
adopted by the Trusts, as most recently provided by
the Adviser to the Subadviser. The Subadviser shall
furnish information to the Adviser, as requested, for
purposes of compliance with the distribution
requirements necessary to avoid payment of any
excise tax pursuant to Section 4982 of the Code.
The Subadviser also represents and warrants that in
furnishing services hereunder, the the Subadviser
will not consult with any other subadviser of the
Portfolios or other series of the Trusts, to the extent
any other subadvisers are engaged by the Adviser,
or any other subadvisers to other investments
companies that are under common control with the
Trusts, concerning transactions of the Portfolios in
securities or other assets, other than for purposes of
complying with the conditions of paragraphs (a) and
(b) of rule 12d3-1 under the Act.  The Subadviser
further represents and warrants that to the extent
that any statements or omissions made in any
Registration Statement for the Contracts or shares
of the Trusts, or any amendment or supplement
thereto, are made in reliance upon and in
conformity with information furnished by the
Subadviser expressly for use therein, such
Registration Statement and any amendments or
supplements thereto will, when they become
effective, conform in all material respects to the
requirements of the Securities Act of 1933 and the
rules and regulations of the Commission thereunder
(the 1933 Act) and the Act and will not contain
any untrue statement of a material fact or omit to
state any material fact required to be stated therein
or necessary to make the statements therein not
misleading.
               The Subadviser accepts such
employment and agrees, at its own expense, to
render the services set forth herein and to provide
the office space, furnishings, equipment and
personnel required by it to perform such services on
the terms and for the compensation provided in this
Agreement.
               (b)	The Subadviser agrees:  (i) to
maintain a level of errors and omissions or
professional liability insurance coverage that, at all
times during the course of this Agreement, is
satisfactory to the Adviser, and (ii) from time to
time and upon reasonable request, to supply
evidence of such coverage to the Adviser.
               The Adviser and Subadviser each
agree that Subadviser shall manage the portion of
the assets of a Portfolio allocated to it as if it was a
separate operating portfolio and shall comply with
subsections (a) and (b) of this Section 1 of this
Subadvisory Agreement (including, but not limited
to, the investment objectives, policies and
restrictions applicable to a Portfolio and
qualifications of a Portfolio as a regulated
investment company under the Code) with respect
to the portion of assets of a Portfolio allocated to
Subadviser.
               The Subadviser will assist the
Portfolio(s) and its agents in determining whether
prices obtained for valuation purposes accurately
reflect the prices on the Subadvisers portfolio
records relating to the assets of the Portfolio(s) for
which the Subadviser has responsibility at such
times as the Adviser shall reasonably request;
provided, however, that the parties acknowledge
that the Subadviser is not the fund accounting agent
for the Portfolio(s) and is not responsible for pricing
determinations or calculations and any information
provided pursuant to this position by the Subadviser
will be provided for information purposes only.
       2.	Portfolio Transactions.  (a) The
Subadviser is responsible for decisions, and is
hereby authorized, to buy or sell securities and other
investments for a portion of the assets of each
Portfolio, broker-dealers and futures commission
Merchants selection, and negotiation of brokerage
commission and futures commission merchants
rates.  As a general matter, in executing portfolio
transactions, the Subadviser may employ or deal
with such broker-dealers or futures commission
merchants as may, in the Subadvisers best
judgement, provide prompt and reliable execution
of the transactions at favorable prices and
reasonable commission rates.  In selecting such
broker-dealers or futures commission merchants,
the Subadviser shall consider all relevant factors
including price (including the applicable brokerage
commission, dealer spread or futures commission
merchant rate), the size of the order, the nature of
the market for the security or other investment, the
timing of the transaction, the reputation, experience
and financial stability of the broker-dealer or futures
commission merchant involved, the quality of the
service, the difficulty of execution, the execution
capabilities and operational facilities of the firm
involved, and, in the case of securities, the firms
risk in positioning a block of securities.  Subject to
such policies as the Trustees may determine and,
consistent with Section 28(e) of the Securities
Exchange Act of 1934, as amended (the 1934
Act), the Subadviser shall not be deemed to have
acted unlawfully or to have breached any duty
created by this Agreement or otherwise solely by
reason of the Subadvisers having caused a
Portfolio to pay a member of an exchange, broker or
dealer an amount of commission for effecting a
securities transaction in excess of the amount of
commission another member of an exchange,
broker or dealer would have charged for effecting
that transaction, if the Subadviser determines in
good faith that such amount of commission was
reasonable in relation to the value of the brokerage
and research services provided by such member of
an exchange, broker or dealer viewed in terms of
either that particular transaction or the Subadvisers
overall responsibilities with respect to such
Portfolio and to other clients as to which the
Subadviser exercises investment discretion.  In
accordance with Section 11(a) of the 1934 Act and
Rule 11a2-2(T) thereunder, and subject to any other
applicable laws and regulations including Section
17(e) of the Act and Rule 17e-1 thereunder, the
Subadviser may engage its affiliates, the Adviser
and its affiliates or any other subadviser to the
Trusts and their respective affiliates, as broker-
dealers or futures commission merchants to effect
portfolio transactions in securities and other
investments for a Portfolio.  The Subadviser will
promptly communicate to the Adviser and to the
officers and the Trustees of the Trusts such
information relating to portfolio transactions as they
may reasonably request.  To the extent consistent
with applicable law, the Subadviser may aggregate
purchase or sell orders for the Portfolio with
contemporaneous purchase or sell orders of other
clients of the Subadviser or its affiliated persons.  In
such event, allocation of the securities so purchased
or sold, as well as the expenses incurred in the
transaction, will be made by the Subadviser in the
manner the Subadviser determines to be equitable
and consistent with its and its affiliates fiduciary
obligations to the Portfolio and to such other clients.
The Adviser hereby acknowledges that such
aggregation of orders may not result in more
favorable pricing or lower brokerage commissions
in all instances.
               (b)	Notwithstanding Section 2(a)
above, for such purposes as obtaining investment
research products and services, covering fees and
expenses, the Adviser may direct the Subadviser to
effect a specific percentage of a Portfolios
transactions in securities and other investments to
certain broker-dealers and futures commission
merchants.  In designating the use of a particular
broker-dealer or futures commission merchant, the
Adviser and Subadviser acknowledge:
(1)	All brokerage transactions are subject to best
execution.  As such, Subadviser will use its best
efforts to direct non-risk commission transactions to
a particular broker-dealer or futures commission
merchant designated by the Adviser provided that
the Subadviser seek to obtain best execution;
(2)	Such direction may result in the Portfolio paying a
higher commission, depending upon the
Subadvisers arrangements with the particular
broker-dealer or futures commission merchant, or
such other factors as market conditions, share
values, capabilities of the particular broker-dealer or
futures commission merchant, etc.;
(3)	If the Subadviser directs payments of an excessive
amount of commissions, the executions may not be
accomplished as rapidly.  In addition, the
Subadviser may forfeit the possible advantage
derived from the aggregation of multiple orders as a
single bunched transaction where the Subadviser
would, in some instances, be in a better position to
negotiate commissions; and
(4)	The Subadviser does not make commitments to
allocate fixed or definite amounts of commissions
to brokers.  As such the Subadviser may be unable
to fulfill the Advisers request for direction due to
the reasons stated above.
       3.	Compensation of the Subadviser.
The Subadviser shall not be entitled to receive any
payment from the Trusts and shall look solely and
exclusively to the Adviser for payment of all fees
for the services rendered, facilities furnished and
expenses paid by it hereunder.  As full
compensation for the Subadviser under this
Agreement, the Adviser agrees to pay to the
Subadviser a fee at the annual rates set forth in
Schedule A hereto with respect to the portion of the
assets managed by the Subadviser for each Portfolio
listed thereon.  Such fee shall be accrued daily and
paid monthly as soon as practicable after the end of
each month (i.e., the applicable annual fee rate
divided by 365 applied to each prior days net assets
in order to calculate the daily accrual).  For
purposes of calculating the Subadvisers fee, the
average daily net asset value of a Portfolio shall
mean the average daily net assets for which the
Subadviser actually provides advisory services, and
shall be determined by taking an average of all
determinations of such net asset value during the
month.  If the Subadviser shall provide its services
under this Agreement for less than the whole of any
month, the foregoing compensation shall be
prorated.  The Adviser and Subadviser acknowledge
that the Portfolio will be ultimately responsible for
all brokerage commissions, taxes, custodian fees
and any other transaction-related fees, but that, for
the purposes of this Agreement, as between the
Adviser and Subadviser, the Adviser will be
responsible for such expenses, and the Adviser
authorizes the Subadviser to incur and pay such
expenses for the Portfolio, as deemed appropriate
by the Subadviser.
       4.	Other Services.  At the request of
the Trusts or the Adviser, the Subadviser in its
discretion may make available to the Trusts, office
facilities, equipment, personnel and other services
in order to facilitate meetings or other similar
functions.  Such office facilities, equipment,
personnel and services shall be provided for or
rendered by the Subadviser and billed to the Trusts
or the Adviser at the Subadvisers cost.
       5.	Reports.  The Trusts, the Adviser
and the Subadviser agree to furnish to each other, if
applicable, current prospectuses, statements of
additional information, proxy statements, reports of
shareholders, certified copies of their financial
statements, and such other information with regard
to their affairs and that of the Trusts as each may
reasonably request.
       6.	Status of the Subadviser.  The
services of the Subadviser to the Adviser and the
Trusts are not to be deemed exclusive, and the
Subadviser shall be free to render similar services to
others so long as its services to the Trusts are not
impaired thereby.  The Subadviser shall be deemed
to be an independent contractor and shall, unless
otherwise expressly provided or authorized, have no
authority to act for or represent the Trusts in any
way or otherwise be deemed an agent of the Trusts.
       7.	Certain Records.  The Subadviser
hereby undertakes and agrees to maintain, in the
form and for the period required by Rule 31a-2
under the Act, all records relating to the investments
of the Portfolio(s) that are required to be maintained
by the Trusts pursuant to the requirements of Rule
31a-1 of that Act.  Any records required to be
maintained and preserved pursuant to the provisions
of Rule 31a-1 and Rule 31a-2 promulgated under
the Act which are prepared or maintained by the
Subadviser on behalf of the Trusts are the property
of the respective Trust and will be surrendered
promptly to the respective Trust or the Adviser on
request.
               The Subadviser agrees that all
accounts, books and other records maintained and
preserved by it as required hereby shall be subject at
any time, and from time to time, to such reasonable
periodic, special and other examinations by the
Securities and Exchange Commission, each Trusts
auditors, each Trust or any representative of the
Trusts, the Adviser, or any governmental agency or
other instrumentality having regulatory authority
over the Trusts.
       8.	Reference to the Subadviser.
Neither the Trusts nor the Adviser or any affiliate or
agent thereof shall make reference to or use the
name or logo of the Subadviser or any of its
affiliates in any advertising or promotional
materials without the prior approval of the
Subadviser, which approval shall not be
unreasonably withheld.
       9.	Liability of the Subadviser.  (a) In
the absence of willful misfeasance, bad faith, gross
negligence or reckless disregard of obligations or
duties ("disabling conduct") hereunder on the part
of the Subadviser (and its officers, directors, agents,
employees, controlling persons, shareholders and
any other person or entity affiliated with the
Subadviser) the Subadviser shall not be subject to
liability to the Trust or to any shareholder of the
Trust for any act or omission in the course of, or
connected with, rendering services hereunder,
including without limitation, any error of judgment
or mistake of law or for any loss suffered by any of
them in connection with the matters to which this
Agreement relates, except to the extent specified in
Section 36(b) of the Act concerning loss resulting
from a breach of fiduciary duty with respect to the
receipt of compensation for services. Except for
such disabling conduct, the Adviser shall indemnify
the Subadviser (and its officers, directors, partners,
agents, employees, controlling persons,
shareholders and any other person or entity
affiliated with the Subadviser) (collectively, the
Indemnified Parties) from any liability arising
from the Subadvisers conduct under this
Agreement.
               (b)	The Subadviser agrees to
indemnify and hold harmless the Adviser, its
officers, directors, partners, agents, employees,
controlling persons, shareholders and any other
person or entity affiliated with the Adviser, if any,
who controls the Adviser within the meaning of
Section 15 of the 1933 Act against any and all
losses, claims, damages, liabilities or litigation
(including legal and other expenses), to which the
Adviser, its officers, directors, partners, agents,
employees, controlling persons, shareholders and
any other person or entity affiliated with the
Adviser may become subject under the 1933 Act,
under other statutes, at common law or otherwise,
which may be based upon (i) any wrongful act or
breach of this Agreement by the Subadviser, or (ii)
any failure by the Subadviser to comply with the
representations and warranties set forth in Section 1
of this Agreement; provided, however, that in no
case is the Subadvisers indemnity in favor of any
person deemed to protect such other persons against
any liability to which such person would otherwise
be subject by reasons of willful misfeasance, bad
faith, or gross negligence in the performance of his,
her or its duties or by reason of his, her or its
reckless disregard of obligation and duties under
this Agreement.
               (c)	The Subadviser shall not be
liable to the Adviser, its officers, directors, agents,
employees, controlling persons, shareholders or to
the Trust or to any shareholder of the Trust or to
any third party for (i) any acts of the Adviser or any
other subadviser to the Portfolio with respect to the
portion of the assets of a Portfolio not managed by
Subadviser and (ii) acts of the Subadviser which
result from or are based upon acts of the Adviser,
including, but not limited to:  (A), a failure of the
Adviser to provide accurate and current information
with respect to any records maintained by Adviser
or any other subadviser to a Portfolio, which
records are not also maintained by or otherwise
available to the Subadviser upon reasonable request;
and (B) acts of the Subadviser that were made in
reasonable reliance upon information provided to it
by the Adviser.  The Adviser shall indemnify the
Indemnified Parties from any and all losses, claims,
damages, liabilities or litigation (including
reasonable legal and other expenses) arising from
the conduct of the Adviser, the Trust and any other
subadviser with respect to the portion of a
Portfolios assets not allocated to the Subadviser
and with respect to any other portfolio of the Trust.
       10.	Permissible Interests.  Trustees and
agents of the Trusts are or may be interested in the
Subadviser (or any successor thereof) as directors,
partners, officers, or shareholders, or otherwise;
directors, partners, officers, agents, and
shareholders of the Subadviser are or may be
interested in the Trusts as trustees, or otherwise; and
the Subadviser (or any successor) is or may be
interested in the Trusts in some manner.
       11.	Term of the Agreement.  This
Agreement shall continue in full force and effect
with respect to each Portfolio until two years from
the date hereof, and from year to year thereafter so
long as such continuance is specifically approved at
least annually (i) by the vote of a majority of those
Trustees of each Trust who are not parties to this
Agreement or interested persons of any such party,
cast in person at a meeting called for the purpose of
voting on such approval, and (ii) by the Trustees of
the respective Trust or by vote of a majority of the
outstanding voting securities of the Portfolio voting
separately from any other series of the respective
Trust.
               With respect to each Portfolio, this
Agreement may be terminated at any time, without
payment of a penalty by the Portfolio or a Trust, by
vote of a majority of the respective Trustees, or by
vote of a majority of the outstanding voting
securities (as defined in the Act) of the Portfolio,
voting separately from any other series of the
respective Trust, or by the Adviser, on not less than
30 nor more than 60 days written notice to the
Subadviser.  With respect to each Portfolio, this
Agreement may be terminated by the Subadviser at
any time, without the payment of any penalty, on 90
days written notice to the Adviser and the
respective Trust; provided, however, that this
Agreement may not be terminated by the
Subadviser unless another subadvisory agreement
has been approved by the respective Trust in
accordance with the Act, or after six months
written notice, whichever is earlier.  The
termination of this Agreement with respect to any
Portfolio or the addition of any Portfolio to
Schedule A hereto (in the manner required by the
Act) shall not affect the continued effectiveness of
this Agreement with respect to each other Portfolio
subject hereto.  This Agreement shall automatically
terminate in the event of its assignment (as defined
by the Act).
               This Agreement will also terminate
in the event that the Advisory Agreement by and
between a Trust and the Adviser is terminated.
       12.	Severability.  This Agreement
constitutes the entire Agreement between the parties
hereto.  If any provision of this Agreement shall be
held or made invalid by a court decision, statute,
rule or otherwise, the remainder of this Agreement
shall not be affected thereby.
       13.	Amendments.  This Agreement may
be amended by mutual consent in writing, but the
consent of each Trust must be obtained in
conformity with the requirements of the Act.
       14.	Governing Law.  This Agreement
shall be construed in accordance with the laws of
the State of New York and the applicable provisions
of the Act.  To the extent the applicable laws of the
State of New York, or any of the provisions herein,
conflict with the applicable provisions of the Act,
the latter shall control.
       15.	Personal Liability.  The
Declarations of Trust establishing each Trust (each,
a Declaration and collectively, the
Declarations), are on file in the office of the
Secretary of the Commonwealth of Massachusetts,
and, in accordance with each Declaration, no
Trustee, shareholder, officer, employee or agent of
the respective Trust shall be held to any personal
liability, nor shall resort be had to their private
property for satisfaction of any obligation or claim
or otherwise in connection with the affairs of the
respective Trust, but the respective Trust Property
only shall be liable.
       16.	Separate Series.  Pursuant to the
provisions of the Declarations, each Portfolio is a
separate series of each Trust, and all debts,
liabilities, obligations and expenses of a particular
Portfolio shall be enforceable only against the assets
of that Portfolio and not against the assets of any
other Portfolio or of the respective Trust as a whole.
       17.	Proxy Voting.  The Adviser will
vote proxies relating to the Portfolios securities.
The Adviser will vote all such proxies in
accordance with such proxy voting guidelines and
procedures adopted by the Board of Trustees of
each Trust. The Adviser may, on certain non-
routine matters, consult with the Subadviser before
voting proxies relating to the Portfolios securities.
The Adviser will instruct the custodian and other
parties providing services to the Trusts promptly to
forward to the proxy voting service copies of all
proxies and shareholder communications relating to
securities held by each Portfolio (other than
materials relating to legal proceedings).
       18.	Confidentiality.  The Subadviser
will not disclose or use any records or information
obtained pursuant to this Agreement in any manner
whatsoever except as expressly authorized in this
Agreement or as reasonably required to execute
transactions on behalf of the Portfolios, and will
keep confidential any non-public information
obtained directly as a result of this service
relationship, and the Subadviser shall disclose such
non-public information only if the Adviser or the
Board of Trustees of the respective Trust has
authorized such disclosure by prior written consent,
or if such information is or hereafter otherwise is
known by the Subadviser or has been disclosed,
directly or indirectly, by the Adviser or the
respective Trust to others becomes ascertainable
from public or published information or trade
sources, or if such disclosure is expressly required
or requested by applicable federal or state
regulatory authorities, or to the extent such
disclosure is reasonably required by auditors or
attorneys of the Subadviser in connection with the
performance of their professional services or as may
otherwise be contemplated by this Agreement.
Notwithstanding the foregoing, the Subadviser may
disclose the total return earned by the Portfolios and
may include such total return in the calculation of
composite performance information.
       19.	Notices.  All notices shall be in
writing and deemed properly given when delivered
or mailed by United States certified or registered
mail, return receipt requested, postage prepaid,
addressed as follows:
Subadviser:PineBridge Investment Corp.
70 Pine Street
New York, NY  10270
Attention:

Adviser:SunAmerica Asset Management Corp.
Harborside Financial Center
3200 Plaza 5
Jersey City, NJ  07311
Attention:	Gregory N. Bressler
	Senior Vice President and
	General Counsel
with a copy to:AIG Retirement
Services, Inc.
1 SunAmerica
Center
Century City
Los Angeles,
CA  90067-6022
Attention:
	Mallary L. Reznik
	Senior Vice President and
	General Counsel



IN WITNESS WHEREOF, the parties have
caused their respective duly authorized officers to execute this Agreement as of the date first above written.

SUNAMERICA ASSET MANAGEMENT CORP.

By:	/s/ PETER A. HARBECK
Name: 	Peter A. Harbeck
Title:	President and Chief Executive
Officer


PINEBRIDGE INVESTMENTS, LLC

By:	/s/ HANS DANIELSSON
Name:	Hans Danielsson
Title:	Senior Managing Director


Schedule A

Portfolio(s)SSTMulti-Managed Growth Portfolio
(Balanced Component)
Multi-Managed Moderate Growth Portfolio
(Balanced Component)
Multi-Managed Income Portfolio
(Balanced Component)
Multi-Managed Income/Equity Portfolio
(Balanced Component)

International Equity
Diversified Fixed Income-
Index Component
U.S. Government Index Component
Core Bond Component
SAST High Yield Bond Portfolio